Exhibit 10.83

ERIE INSURANCE COMPANY and
ERIE INSURANCE COMPANY OF NEW YORK
Erie, Pennsylvania
AGGREGATE EXCESS OF LOSS REINSURANCE
ADDENDUM NO. 4

Amendment to the REINSURANCE CONTRACT made the first day of January, 1998, between ERIE INSURANCE EXCHANGE, by and through its Attorney-in-Fact, ERIE INDEMNITY COMPANY, of Erie, Pennsylvania, (hereafter called the “REINSURER”), and ERIE INSURANCE COMPANY and its wholly owned subsidiary ERIE INSURANCE COMPANY OF NEW YORK, both of Erie, Pennsylvania (herein referred to collectively (or individually as the context requires) as the “COMPANY”)

It is understood and agreed that, effective January 1, 2005, this Contract is amended by the deletion of Article 12 and by substitution of the following revised Article 12:

ARTICLE 12 – Premium

The premium for this reinsurance shall be 1.50% of the subject Net Premiums earned by the COMPANY during any Annual Period this Reinsurance Contract remains in force, and shall be subject to a minimum premium of $3,000,000 for each Annual Period.

The COMPANY shall pay to the REINSURER a deposit premium of $3,375,000 for each Annual Period which shall be payable in equal installments of $1,687,500 each on the first days of January and July during the period this Reinsurance Contract remains in force. Final adjustment of the premium for each Annual Period hereunder shall be made as soon as may be reasonably practicable after expiration of that Annual Period.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives.

In Erie, Pennsylvania, this first day of December, 2004.

ERIE INSURANCE COMPANY
ATTEST:
/s/ Pamela D Carullo	/s/ Jan R. Van Gorder

ERIE INSURANCE COMPANY OF NEW YORK

ATTEST:
/s/ Cori Coccarelli	/s/ Philip A. Garcia

ERIE INSURANCE EXCHANGE, by ERIE INDEMNITY COMPANY, Attorney-in-Fact
ATTEST:
/s/ Pamela D. Carullo	/s/ Michael S. Zavasky

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